Exhibit 99.1

iCAD Reports Financial Results for Third Quarter Ended September 30, 2024

NASHUA, N.H. –  November 13, 2024  – iCAD, Inc. (NASDAQ: ICAD) ("iCAD" or the "Company") a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered breast health solutions, today reported its financial and operating results for the three and nine months ended September 30, 2024.

Third Quarter 2024 Highlights (Year over Year Performance):

●	Total ARR was $9.3 million, up 10% year over year
●	Total revenues were $4.2 million, up 4% year over year
●	Gross Profit Margin was 86%, consistent with prior year
●	13 cloud deals closed during the quarter, key wins include:
● University California San Diego (UCSD) signed a 3-year Cloud deal
● Charlotte Radiology signed a 3-year Cloud deal; another imaging provider for US Radiology, one of the country’s premier providers of diagnostic imaging services with more than 175 outpatient imaging centers across 13 states.
●	ProFound Detection v4.0 received FDA clearance, delivers 22% improvement in detecting challenging and aggressive cancer subtypes

"We made continued progress during the third quarter highlighted by growing market interest which resulted in the close of 52 perpetual deals, 20 subscription deals, and 13 cloud deals in the quarter. Our ProFound Cloud SaaS platform, launched at the end of the first quarter of 2024, is achieving adoption rates ahead of our expectations, and as a result, annual recurring revenue increased by 10% in the third quarter,” commented Dana Brown, President and CEO of iCAD. “Earlier this week, we also announced FDA clearance of ProFound Detection Version 4.0 for Digital Breast Tomosynthesis (DBT). This fourth-generation AI solution, powered by advanced deep learning convolutional neural networks, offers a 22% improvement in detecting challenging and aggressive cancer subtypes over prior Version 3, including enhanced accuracy for dense breast tissue. Additionally, ProFound Detection Version 4.0 achieves an 18% reduction in lesion markings, minimizing false positives and streamlining workflow. This milestone reinforces iCAD’s commitment to advancing breast health by delivering solutions that elevate clinical confidence, enhance the experience and confidence of our clinicians, and improve patient outcomes.

"Likewise, we expanded our presence across key markets to extend our geographic reach, reflecting new regulatory clearances in South Africa and partnerships in the Dominican Republic, France, Spain, Turkey, and the United Arab Emirates. Additionally, during the quarter, the FDA’s new regulations around breast density reporting in the U.S. came into effect, and we believe this development will bolster demand for our Density and Detection solutions. We remain focused on continuing to position iCAD to strengthen our market leadership in AI-powered breast cancer detection and drive the global scalability of our solutions."

The chart below illustrates the growth of ARR (Annual Recurring Revenue) between the first quarter of 2022, when subscription sales first began, and the third quarter of 2024:

ARR Change Since Start of Subscription Sales
(in 000’s)
	Q1 22	Q3 24	$ Change
Maintenance Services ARR (M-ARR)	$6,655	$6,750	$95
Subscription ARR (S-ARR)	—	2,143	2,143
Cloud ARR (C-ARR)	—	369	369
Total ARR (T-ARR)	$6,655	$9,261	$2,606

% Change Since Start of Subscription Sales			39%

Three Months Ended September 30, 2024 Financial Results

Total revenue for the third quarter of 2024 was $4.2 million, an increase of $0.1 million, or 4%, as compared to the third quarter of 2023.

(in 000’s)	Three months ended September 30,
	2024	2023	$ Change	% Change
Product revenue	$2,508	$2,198	$310	14.1%
Services revenue	1,709	1,875	(166)	-8.9%
Total revenue	$4,217	$4,073	$144	3.5%

Gross Profit: Gross profit for the third quarter of 2024 was $3.6 million, or 86% of revenue, as compared to $3.5 million, or 86% of revenue, in the third quarter of 2023.

Operating Expenses: Total operating expenses for the third quarter of 2024 were $5.6 million, a 19% increase from $4.7 million in the third quarter of 2023.

GAAP Net Loss from continuing operations: Net loss from continuing operations for the third quarter of 2024 was ($1.8) million, or ($0.07) per diluted share, as compared to a net loss of ($1.0) million, or ($0.04) per diluted share, for the third quarter of 2023.

Non-GAAP Adjusted Net Loss from continuing operations: Non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, for the third quarter of 2024 was ($1.6) million, or ($0.07) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($1.0) million, or ($0.04) per diluted share, for the third quarter of 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended September 30, 2024 and 2023, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the third quarter of 2024 was a loss of ($1.5) million compared to a loss of $(0.8) million in the third quarter of 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended September 30, 2024 and 2023, respectively.

Nine Months Ended September 30, 2024 Financial Results

Total revenue for the nine months ended September 30, 2024 was approximately $14.2 million, an increase of approximately $1.6 million, or 13%, as compared to the nine months ended September 30, 2023.

(in 000’s)	Nine months ended September 30,
	2024	2023	$ Change	% Change
Product revenue	$8,864	$6,961	$1,903	27.3%
Services revenue	5,336	5,617	(281)	-5.0%
Total revenue	$14,200	$12,578	$1,622	12.9%

Gross Profit: Gross profit for the nine months ended September 30, 2024 was $12.0 million, or 84% of revenue, as compared to $10.5 million, or 83% of revenue, in the nine months ended September 30, 2023.

Operating Expenses: Total operating expenses for the nine months ended September 30, 2024 were $17.4 million, consistent with the nine months ended September 30, 2023.

GAAP Net Loss from continuing operations: Net loss from continuing operations for the nine months ended September 30, 2024 was ($4.8) million, or ($0.18) per diluted share, as compared to a net loss of ($6.5) million, or ($0.25) per diluted share, for the nine months ended September 30, 2023.

Non-GAAP Adjusted Net Loss from continuing operations: Non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, for the nine months ended September 30, 2024 was ($4.6) million, or ($0.18) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($6.3) million, or ($0.25) per diluted share, for the nine months ended September 30, 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the nine-month periods ended September 30, 2024 and 2023, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the nine months ended September 30, 2024 was a loss of ($3.9) million compared to a loss of $(5.4) million in the nine months ended September 30, 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine-month periods ended September 30, 2024 and 2023, respectively.

Cash and cash equivalents:  Cash and cash equivalents were $18.8 million as of September 30, 2024.  iCAD believes it has sufficient cash resources to fund its planned operations with no need to raise additional funding.

Conference Call:

The company will host a conference call at 4:30 PM Eastern Time on Wednesday, November 13, 2024.

Earnings call details are as follows:

●	Toll Free: 877-545-0320
●	International: 973-528-0002
●	Participant Access Code: 509249
●	Webcast: https://www.webcaster4.com/Webcast/Page/2879/51509

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com

About iCAD, Inc.

iCAD, Inc. (NASDAQ: ICAD) is a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered solutions that enable medical providers to accurately and reliably detect cancer earlier and improve patient outcomes. Headquartered in Nashua, N.H., iCAD’s industry-leading ProFound Breast Health Suite provides AI-powered mammography analysis for breast cancer detection, density assessment and risk evaluation. Used by thousands of providers serving millions of patients, ProFound is available in over 50 countries. In the last five years alone, iCAD estimates reading more than 40 million mammograms worldwide, with nearly 30% being tomosynthesis.  For more information, including the latest in regulatory clearances, please visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

CONTACTS

Media inquiries:

pr@icadmed.com

Investor Inquiries:

John Nesbett/Rosalyn Christian

IMS Investor Relations icad@imsinvestorrelations.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$18,793	$21,670
Trade accounts receivable, net of allowance for credit losses of $305 and $277 as of September 30, 2024 and December 31, 2023, respectively	5,415	6,392
Inventory, net	689	917
Prepaid expenses and other current assets	1,209	699
Total current assets	$26,106	$29,678
Property and equipment, net of accumulated depreciation of $1,333 and $1,045 as of September 30, 2024 and December 31, 2023, respectively	1,669	1,823
Operating lease assets	232	461
Other assets	549	849
Intangible assets, net of accumulated amortization of $8,525 and $8,488 as of September 30, 2024 and December 31, 2023, respectively	111	148
Goodwill	8,362	8,362
Deferred tax assets	78	97
Total assets	$37,107	$41,418
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$422	$712
Accrued and other expenses	2,375	2,448
Lease payable—current portion	224	188
Deferred revenue—current portion	3,475	3,400
Total current liabilities	6,496	6,748
Lease payable, net of current	191	273
Deferred revenue, net of current	1,023	974
Deferred tax	7	6
Other	17	—
Total liabilities	7,734	8,001
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—

Common stock, $0.01 par value: authorized 60,000,000 shares; issued 26,540,030 as of both September 30, 2024 and December 31, 2023, respectively; outstanding 26,354,199 as of both September 30, 2024 and December 31, 2023, respectively.	265	265
Additional paid-in capital	306,968	306,250
Accumulated deficit	(276,445)	(271,683)
Treasury stock at cost, 185,831 shares as of both September 30, 2024 and December 31, 2023	(1,415)	(1,415)
Total stockholders’ equity	29,373	33,417
Total liabilities and stockholders’ equity	$37,107	$41,418

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Products	$2,508	$2,198	$8,864	$6,961
Services	1,709	1,875	5,336	5,617
Total revenue	4,217	4,073	14,200	12,578
Cost of revenue:	—	—	—	—
Products	197	263	1,047	1,099
Services	273	267	922	951
Amortization and depreciation	113	22	266	65
Total cost of revenue	583	552	2,235	2,115
Gross profit	3,634	3,521	11,965	10,463
Operating expenses:
Engineering and product development	1,926	1,147	5,197	3,909
Marketing and sales	1,861	1,495	6,210	5,690
General and administrative	1,806	2,042	5,779	7,650
Amortization and depreciation	56	56	182	186
Total operating expenses	5,649	4,740	17,368	17,435
Loss from operations	(2,015)	(1,219)	(5,403)	(6,972)
Other income/ (expense):
Interest expense	—	—	—	(2)
Interest income	210	195	619	528
Other income (expense), net	10	(9)	41	(8)
Other income, net	220	186	660	518
Loss before provision for income taxes	(1,795)	(1,033)	(4,743)	(6,454)
Provision for tax expense	(6)	(4)	(19)	(13)
Loss from continuing operations	(1,801)	(1,037)	(4,762)	(6,467)
Loss from discontinued operations	—	(337)	—	(435)
Net loss and comprehensive loss	$(1,801)	$(1,374)	$(4,762)	$(6,902)
Net loss per share:	—	—	—	—
Loss from continuing operations, basic and diluted	$(0.07)	$(0.04)	$(0.18)	$(0.25)
Loss from discontinued operations, basic and diluted	$-	$(0.01)	$-	$(0.02)
Net loss per share, basic and diluted	$(0.07)	$(0.05)	$(0.18)	$(0.27)
Weighted average number of shares used in computing loss per share:	26,354	25,597	26,354	25,374

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months ended
	September 30,
	2024	2023
Cash flow from operating activities:
Net loss	$(4,762)	$(6,902)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	37	142
Depreciation	412	202
Non-cash lease expense	166	409
Impairment of operating lease asset	184	—
Bad debt provision	21	189
Stock-based compensation	718	1,114
Deferred tax	20	12
Other	5	—
Changes in operating assets and liabilities:	—	—
Accounts receivable	956	1,903
Inventory	228	1,472
Prepaid and other assets	(210)	38
Accounts payable	(290)	(509)
Accrued and other expenses	(73)	(1,022)
Lease liabilities	(150)	(420)
Deferred revenue	124	(141)
Total adjustments	2,148	3,389
Net cash used for operating activities	(2,614)	(3,513)
Cash flow from investing activities:
Additions to property and equipment	(163)	(487)
Capitalization of internal-use software	(100)	(188)
Net cash used for investing activities	(263)	(675)
Cash flow from financing activities:
Proceeds from option exercises pursuant to stock option plans	—	80
Proceeds from issuance of common stock, net of issuance costs	—	1,841
Net cash provided by financing activities	—	1,921
Decrease in cash and cash equivalents	(2,877)	(2,267)
Cash and cash equivalents, beginning of period	21,670	21,313
Cash and cash equivalents, end of period	$18,793	$19,046
Supplemental disclosure of cash flow information:
Interest paid	$—	$—
Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$121	$—

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures and Definitions of Metrics

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance and Furlough: The Company has incurred severance and furlough expenses in connection with restructuring and in connection with the separation of its former CEO.  The Company excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items can vary significantly and do not reflect expected future operating expenses. In addition, management believes that such items do not have a direct correlation to future business operations.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•	Impairment of operating lease asset: The Company incurred a non-cash impairment charge as a result of executing a sublease for its corporate headquarters. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that it has no direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Definitions of Metrics

Starting in the third quarter of 2023, the Company began reporting Annual Recurring Revenue (“ARR”) with each quarterly earnings announcement.  The Company’s management believes this is a useful metric for purposes of assessing progress in transitioning to a subscription-based business model.  ARR should be viewed independently of revenue and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start dates, end dates, cancellations, and renewal rates. Subscription ARR is not intended to be a replacement for forecasts of revenue.  The following are the variations of ARR the Company intends to present:

1.	Total ARR (T-ARR) represents the annualized value of subscription license, maintenance contracts and active cloud services at the end of a reporting period.
2.	Maintenance Services ARR (M-ARR) represents the annualized value of active perpetual license maintenance service contracts at the end of the reporting period.
3.	Subscription ARR (S-ARR) represents the annualized value of active subscription or term licenses at the end of a reporting period.
4.	Cloud ARR (C-ARR) represents the annualized value of active cloud services contracts at the end of a reporting period.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Net Loss from continuing operations	$(1,801)	$(1,037)	$(4,762)	$(6,467)
Interest expense	—	—	—	2
Interest income	(210)	(195)	(619)	(528)
Other expense	(10)	9	(41)	8
Stock compensation	214	303	718	1,114
Depreciation & amortization	169	78	448	251
Severance and Furlough	169	—	169	178
Tax expense	6	4	19	13
Impairment of operating lease asset	—	—	184	—
Non-GAAP Adjusted EBITDA	$(1,463)	$(838)	$(3,884)	$(5,429)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Net Loss from continuing operations	$(1,801)	$(1,037)	$(4,762)	$(6,467)
Adjustments to Net Loss:
Severance and Furlough	169	—	169	178
Non-GAAP Adjusted Net Loss from continuing operations	$(1,632)	$(1,037)	$(4,593)	$(6,289)
Net Loss per share from continuing operations —basic and diluted
GAAP Loss from continuing operations, basic and diluted	$(0.07)	$(0.04)	$(0.18)	$(0.25)
Adjustments to Net Loss (as detailed above)	—	—	—	0.01
Non-GAAP Adjusted Loss per share from continuing operations	$(0.07)	$(0.04)	$(0.18)	$(0.24)